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                                                              EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 28, 2000, except as to the second paragraph of Note 2 and Note 10, which is as of March 20, 2000, relating to the financial statements of iBEAM Broadcasting Corporation (a development stage company), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 20, 2000